SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2004

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE, MENLO
PARK, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

     On September 12, 2004, Ultra Clean Holdings, Inc. issued a press release entitled “Ultra Clean Holdings Revises Revenue Guidance”. A copy of the press release is incorporated by reference herein in its entirety and filed herewith as Exhibit 99.1.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and performance. We use words such as “expects" and similar expressions to identify these forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, you should not rely on forward-looking statements, as there are or will be important factors that could cause our actual results, as well as those of the markets we serve and operate in, levels of activity, performance, achievements and prospects to differ materially from the results predicted or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in our S-1 registration statement and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     Exhibit 99.1: Press Release entitled “Ultra Clean Holdings Revises Revenue Guidance” dated September 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	September 13, 2004	By:	/s/ Phil Kagel

			Name:	Phil Kagel
			Title:	Senior Vice President and Chief Financial
Officer